NORTHERN OSTRICH CORP.
                            BY-LAWS



            ARTICLE   I	MEETINGS OF SHAREHOLDERS

1.	Shareholders' Meetings shall be held in the office of
the corporation, at Carson City, NV, or at such other
place or places as the Directors shall, from time to
time, determine.
2.	The annual meeting of the shareholders of this
corporation shall be held at 11: 00 a.m., on the 3Oth
day of November of each year beginning in 1999, at which
time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business
as shall properly come before them. If the day fixed for
the annual meeting shall be a legal holiday such meeting
shall be held on the next succeeding business day.
3.	A notice signed by any Officer of the corporation or by
any person designated by the Board of Directors, which
sets forth the place of the annual meeting, shall be
personally delivered to each of the shareholders of
record, or mailed postage prepaid, at the address as
appears on the stock book of the corporation, or if no
such address appears in the stock book of the
corporation, to his last known address, at least ten
(10) days prior to the annual meeting. Whenever any
notice whatever is required to be given under any
article of these By-Laws, a waiver thereof in writing,
signed by the person or persons entitled to the notice,
whether before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.
4.	A majority of the shares issued and outstanding, either
in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.
5.	If a quorum is not present at the annual meeting, the
shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten (10) days before such date to which the meeting was adjourned; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

6.	Special meetings of the shareholders may be called at
anytime by the President; by all of the Directors provided there are no more than three, or if more than three, by any three Directors; or by the holder of a majority share of the capital stock of the corporation.
The Secretary shall send a notice of such called meeting

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to each shareholder of record at least ten (10) days
before such meeting, and such notice shall state the
time and place of the meeting, and the object thereof.
No business shall be transacted at a special meeting
except as stated in the notice to the shareholders,
unless by unanimous consent of all shareholders present,
either in person or by proxy.
7.	Each shareholder shall be entitled to one vote for each
share of stock in his own name on the books of the
corporation, whether represented in person or by proxy.
8.	At all meetings of shareholders, a shareholder may vote
by proxy executed in writing by the shareholder or by
his duly authorized attorney-in-fact. Such proxy shall
be filed with the Secretary of the corporation before or
at the time of the meeting.
9.	The following order of business shall be observed at all
meetings of the shareholders so far as is practicable:
	   	a.	Call the roll;
		b.	Reading, correcting, and approving of the
		minutes of the previous meeting;
		c.	Reports of Officers;
		d.	Reports of Committees;
		e.	Election of Directors;
		f.	Unfinished business; and
		g.	New business.
10. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                     ARTICLE   II	STOCK

1.	Certificates of stock shall be in a form adopted by the
Board of Directors and shall be signed by the President
and Secretary of the corporation.
2.	All certificates shall be consecutively numbered; the
name of the person owning the shares represented
thereby, with the number of such shares and the date of
issue shall be entered on the company's books.
3.	All certificates of stock transferred by endorsement
thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.
4.	Upon surrender to the corporation or the transfer agent
of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

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5.	The corporation shall be entitled to treat the holder of
record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                    ARTICLE III	DIRECTORS

1.	A Board of Directors, consisting of at least one (1)
person shall be chosen annually by the shareholders
at their meeting to manage the affairs of the
corporation. The Directors' term of office shall be
one (1) year, and Directors may be re-elected for
successive annual terms.
2.	Vacancies on the Board of Directors by reason of
death, resignation or other causes shall be filled by
the remaining Director or Directors choosing a
Director or Directors to fill the unexpired term.
3.	Regular meetings of the Board of Directors shall be
held at 1 :00 p.m., on the 30th day of November of
each year beginning in 1999 at the office of the
company at Carson City, NV, or at such other time or
place as the Board of Directors shall by resolution
appoint; special meetings may be called by the
President or any Director giving ten (10) days notice
to each Director. Special meetings may also be called
by execution of the appropriate waiver of notice and
called when executed by a majority of the Directors
of the company. A majority of the Directors shall
constitute a quorum.
4.	The Directors shall have the general management and
control of the business and affairs of the
corporation and shall exercise all the powers that
may be exercised or performed by the corporation,
under the statutes, the Articles of Incorporation,
and the By-Laws. Such management will be by equal
vote of each member of the Board of Directors with
each Board member having an equal vote.
5.	The act of the majority of the Directors present at a
meeting at which a quorum is present shall be the act
of the Directors.
6.	A resolution, in writing, signed by all or a majority
of the members of the Board of Directors, shall
constitute action by the Board of Directors to effect
therein expressed, with the same force and effect as
though such resolution had been passed at a duly
convened meeting; and it shall be the duty of the
Secretary to record every such resolution in the
Minute Book of the corporation under its proper date.
7.	Any or all of the Directors may be removed for cause
by vote of the shareholders or by action of the Board. Directors may be removed without cause only by vote of the shareholders.

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8.	A Director may resign at any time by giving written
notice to the Board, the President or the Secretary
of the corporation. Unless otherwise specified in the
notice, the resignation shall take effect upon
receipt thereof by the Board or such Officer, and the
acceptance of the resignation shall not be necessary
to make it effective.
9.	A Director of the corporation who is present at a
meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                     ARTICLE IV	OFFICERS

1.	The Officers of this company shall consist of: a
President, one or more Vice Presidents, Secretary,
Treasurer, and such other officers as shall, from
time to time, be elected or appointed by the Board of
Directors.
2.	The PRESIDENT shall preside at all meetings of the
Directors and the shareholders and shall have general
charge and control over the affairs of the
corporation subject to the Board of Directors. He
shall sign or countersign all certificates, contracts
and other instruments of the corporation as
authorized by the Board of Directors and shall
perform all such other duties as are incident to his
office or are required by him by the Board of
Directors.
3.	The VICE PRESIDENT shall exercise the functions of
the President during the absence or disability of the President and shall have such powers and such duties as may be assigned to him, from time to time, by the
Board of Directors.
4.	The SECRETARY shall issue notices for all meetings as
required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors. He shall be responsible that the corporation complies with Section 78.105 of the Nevada Revised Statutes and supplies to the Nevada
Resident Agent or Registered Office in Nevada, any and all amendments to the corporation's Articles of Incorporation and any and all amendments or changes to the By-Laws of the corporation. In compliance

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with Section 78.105, he will also supply to the
Nevada Resident Agent or Registered Agent or
Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.


                 ARTICLE VIII    AMENDMENTS


1.	Any of these By-Laws may be amended by a majority vote
of the shareholders at any annual meeting or at any
special meeting called for that purpose.
2.	The Board of Directors may amend the By-Laws or adopt
additional By-Laws, but shall not alter or repeal any By-Laws adopted by the shareholders of the company.


                CERTIFIED TO BE THE BY-LAWS OF:

		    NORTHERN OSTRICH CORP.

                BY:  /s/ Manfred Schultz, Secretary









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